UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 13, 2018

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851
(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On February 13, 2018, MetLife, Inc. issued (i) a news release announcing its results for the quarter and full year ended December 31, 2017 (the “Earnings Release”), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, (ii) a Quarterly Financial Supplement for the quarter ended December 31, 2017 (the “Quarterly Financial Supplement”), a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference and (iii) a supplemental slide presentation for the fourth quarter and full year 2017 (the “Supplemental Slides”) attached hereto as Exhibit 99.3 and incorporated herein by reference. The Earnings Release, the Quarterly Financial Supplement and the Supplemental Slides are furnished and not filed pursuant to instruction B.2 of Form 8-K.

Item 8.01. Other Events

Overview

On December 15, 2017, MetLife, Inc. (together with its subsidiaries, the “Company”) announced that it was undertaking a review of practices and procedures used to estimate its reserves related to certain Retirement and Income Solutions (“RIS”) group annuitants who have been unresponsive or missing over time. As a result of this process, management, in consultation with the Audit Committee of MetLife, Inc.’s Board of Directors, has identified a material weakness in the Company’s internal control over financial reporting related to certain RIS group annuity reserves.

In addition, the Company has completed a review of its processes and procedures for identifying unresponsive and missing (a) international group annuity annuitants and pension beneficiaries and (b) policyholders and beneficiaries for the other insurance and annuity products the Company offers for all segments. While certain of the Company’s processes, procedures, and controls have been identified for further enhancement, no issues which would be material to the conduct of the Company’s business, results of operations or financial position were identified. The Company intends going forward to increase the scope and frequency of such reviews in connection with its material weakness remediation efforts.

Based on the Company’s internal review, MetLife, Inc.’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) determined that there were deficiencies in the design and/or execution of internal controls that aggregated to a material weakness. Management determined that a lack of adequate controls over the administrative and accounting practices relating to certain RIS group annuity reserves and the untimely communication and escalation of issues regarding those reserves throughout the Company contributed to the material weakness.

In conjunction with the material weakness, the Company increased reserves by $510 million pre-tax to reinstate reserves previously released, and to reflect accrued interest and other related liabilities. Of the increase of $510 million, $372 million was considered an error and will be recorded as a revision to prior years presented in MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 10-K”) and Quarterly Financial Supplement for the quarter ended December 31, 2017.

The revisions related to prior periods were not material to any given period. As such, this material weakness did not result in a material misstatement in the Company’s previously filed consolidated financial statements and such financial statements can still be relied upon.

The Company previously informed its primary state regulator, the New York Department of Financial Services, about this matter and the department is examining the issue. In addition, the U.S. Securities and Exchange Commission staff is also investigating this matter. The Company is fully cooperating with each.

Metropolitan Life Insurance Company (“Metropolitan”) is a wholly-owned subsidiary of MetLife, Inc. Metropolitan management has determined that Metropolitan has a material weakness in internal controls over financial reporting due to the same control deficiencies described herein. Metropolitan will disclose details about the impact of its material weakness and its remediation efforts in its Annual Report on Form 10-K for the year ended December 31, 2017.

Evaluation of Disclosure Controls and Procedures

The Company maintains disclosure controls and procedures as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are designed to ensure that information required to be disclosed in the Company’s reports filed under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules, and that such information is accumulated and communicated to Company management, including the CEO and CFO, as appropriate, to allow timely decisions regarding required disclosure.

Company management, including the CEO and CFO, evaluated the effectiveness of the design and operation of the Company’s disclosure controls and procedures pursuant to Rule 13a-15(e) and 15d-15(e) of the Exchange Act as of December 31, 2017, the end of the period covered by the 2017 10-K. Based on such evaluation, the CEO and CFO concluded that the disclosure controls and procedures were not effective due to the material weakness in internal control over financial reporting described below.

Management’s Annual Report on Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Exchange Act Rule 13a-15(f). In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control procedures. The objectives of internal control include providing management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management’s authorization and recorded properly to permit the preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Management evaluated the design and operating effectiveness of the Company’s internal control over financial reporting based on the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“the COSO framework”). Solely because of the material weakness in internal control over financial reporting described below, in the opinion of management, MetLife, Inc. has not maintained effective internal control over financial reporting at December 31, 2017.

A material weakness (as defined in Rule 12b-2 under the Exchange Act) is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Identification of the Material Weakness in Internal Controls over Financial Reporting

Approximately 25 years ago, companies that are or have been MetLife, Inc. subsidiaries established a practice of releasing the full insurance liability after two attempts at contacting these annuitants, based on the presumption that these annuitants would never respond and had not become entitled to benefits based on certain contractual provisions. The number of impacted annuitants for whom the Company released the full insurance liability was no more than 1,000 in any one year, and over the entire period totaled approximately 13,500 as of December 31, 2017, which is approximately 2% of the total group annuitant population.

Following a detailed review, management concluded that such administrative practices were not sufficient to allow for reserves to be released. In addition, management concluded that the reserve release process issues, to the extent identified earlier, were not timely communicated or escalated throughout the Company, hindering the Company’s ability to fully identify and address these issues in a timely manner.

Management concluded its internal control over financial reporting as of December 31, 2017 was not effective based on the criteria established in the COSO framework. The Company has identified the following deficiencies in the principles associated with both the control activities and information and communication components of the COSO framework:

•	Ineffective design and operating effectiveness of the controls related to processes and procedures for identifying unresponsive and missing group annuity annuitants and pension beneficiaries (Control Activities); and

•	Ineffective design and operating effectiveness of the controls intended to ensure timely communication and escalation of the issue throughout the Company. (Information & Communication).

Changes in Internal Control Over Financial Reporting

There were no changes to the Company’s internal control over financial reporting as defined in Exchange Act Rule 13a-15(f) during the quarter ended December 31, 2017 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Status of the Material Weakness Remediation

During the fourth quarter of 2017, management initiated a review of the Company’s internal control over financial reporting related to the matters giving rise to the material weakness. Although the Company’s remediation plan remains under development, the Company has begun remediation efforts and will continue initiatives to implement, document, and communicate policies, procedures, and internal controls. The Company’s remediation of the identified material weakness and strengthening of its internal control environment will require a substantial effort throughout 2018. The Company will test the ongoing operating effectiveness of the new and existing controls. The Company will not consider the material weakness remediated until it has operated the applicable controls for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

While the Company believes the steps taken to date and those planned for implementation will improve the effectiveness of its internal control over financial reporting, it has not completed all remediation efforts identified herein. Accordingly, the Company has and will continue to perform additional procedures and employ additional tools and resources it determines necessary to ensure that its consolidated financial statements are fairly stated in all material respects.

The following remediation activities highlight the Company’s commitment to remediating its identified material weakness:

•	Control Activities—The Company is making immediate changes to its administrative and accounting procedures and search practices to identify, contact, and record responses from “unresponsive and missing” plan annuitants and to otherwise locate missing annuitants. These procedures, which management will continue to refine, include, but are not limited to:

◇	Earlier, and more frequent, attempts to contact all annuitants prior to their normal retirement date (“NRD”), including the use of certified mail and additional external database searches;

◇	Revisions to communications to annuitants regarding their benefits, the consequences of failing to respond to the communications, and confirmation and use of current mailing addresses, email addresses and telephone numbers;

◇	Simplification and clarity of language in notification letters sent to annuitants;

◇	Additional data checks using additional commercial locator services 90 days before NRD and when receiving returned mail; and

◇	Contacting the original plan sponsor (if available), as well as any contingent annuitant or beneficiary on file.

•	Information and Communication—The Company is reviewing its practices regarding timely communication, escalation, and knowledge sharing throughout the Company.

The Company will engage third party advisors to undertake, under the supervision of MetLife, Inc.’s Chief Risk Officer, a comprehensive examination and analysis of the facts and circumstances giving rise to the material weakness as it relates to both control activities and information and communication. The Company will make further changes and improve its internal control over financial reporting following management’s review and development of the complete remediation plan that is responsive to the findings of the examination and analysis described above to more fully address timely communication, escalation, and knowledge sharing throughout the Company.

The Company believes the remediation measures will strengthen the Company’s internal control over financial reporting and remediate the material weakness identified. Management will continue to monitor the effectiveness of these remediation measures and will make changes and take other actions that are appropriate given the circumstances.

Risk Factors

MetLife, Inc. hereby updates its disclosure to include the following new Risk Factor:

We Have Identified a Material Weakness in Our Internal Control over Financial Reporting, Which Could Adversely Affect Our Business, Reputation, Results of Operations and Stock Price

We have identified a material weakness in MetLife, Inc.’s internal control over financial reporting related to the administrative and accounting practices of certain Retirement and Income Solution (“RIS”) group annuity reserves and the untimely communication and escalation of issues regarding those reserves throughout the Company. Based on the material weakness, our management has determined that MetLife, Inc. has not maintained effective internal control over financial reporting as of December 31, 2017.

The material weakness, or a failure to promptly remediate it, may adversely affect our business, our reputation, our results of operations and the market price of our common stock. If we are unable to remediate the material weakness in a timely manner, our investors, regulators, customers and other business partners may lose confidence in our business or our financial reports, and our access to capital markets may be adversely affected. In addition, our ability to record, process, and report financial information accurately, and to prepare financial statements within the time periods specified by the rules and regulations of the Securities and Exchange Commission and other regulatory authorities, could be adversely affected, which may result in violations of applicable securities laws, state insurance laws and regulations, stock exchange listing requirements and the covenants under our debt agreements. We are also exposed to lawsuits and investigations, and we could be exposed to additional legal actions. In such actions, a governmental authority may interpret a law, regulation or accounting principle differently than we have, exposing us to different or additional risks. Legal actions against us may result in payments including damages, fines, penalties, interest and other amounts assessed or awarded by courts or regulatory authorities under applicable escheat, tax, securities, Employee Retirement Income Security Act of 1974 (“ERISA”), or other laws and regulations. We could incur significant costs in connection with these actions. We have not accrued for any such liabilities.

The control deficiencies resulting in the material weakness, in the aggregate, if not effectively remediated could also result in misstatements of accounts or disclosures related to liabilities for certain RIS Group Annuity Contracts that would result in a material misstatement of the annual or interim consolidated financial statements that would not be prevented or detected.

In addition, we cannot be certain that we will not identify additional control deficiencies or material weaknesses in the future. If we identify future control deficiencies or material weaknesses, these may lead to additional adverse effects on our business, our reputation, our results of operations, and the market price of our common stock.

MetLife, Inc. hereby updates its disclosure to include the following amended Risk Factor:

Differences Between Actual Claims Experience and Underwriting and Reserving Assumptions May Adversely Affect Our Financial Results

Our earnings significantly depend upon the extent to which our actual claims experience is consistent with the assumptions we use in setting prices for our products and establishing liabilities for future policy benefits and claims. Such amounts are established based on estimates by actuaries of how much we will need to pay for future benefits and claims. To the extent that actual claims experience is less favorable than the underlying assumptions we used in establishing such liabilities, we could be required to reduce deferred policy acquisition costs (“DAC”) and/or value of business acquired (“VOBA”), increase our liabilities and/or incur higher costs.

Due to the nature of the underlying risks and the uncertainty associated with the determination of liabilities for future policy benefits and claims, we cannot determine precisely the amounts which we will ultimately pay to settle our liabilities. Such amounts may vary from the estimated amounts, particularly when those payments may not occur until well into the future. We evaluate our liabilities periodically based on accounting requirements, which change from time to time, the assumptions used to establish the liabilities, as well as our actual experience. Reserve estimates in some instances are affected by our operating practices and procedures that are used, among other things, to support our assumptions with respect to the Company’s obligations to its policyholders and contractholders. These practices and procedures include our use of technology, such as database analysis and electronic communications. To the extent that these practices and procedures do not accurately produce the data to support our assumptions or cause us to change our assumptions, or to the extent that enhanced technological tools become available to us, such assumptions and procedures, as well as our reserves, may require adjustment. If the liabilities originally established for future benefit payments prove inadequate, we must increase them and/or reduce associated DAC and/or VOBA. Such adjustments could affect earnings negatively and have a material adverse effect on our business, results of operations and financial condition.

Forward-Looking Statements

This disclosure may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will be,” “will not,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) adverse effects which may arise in connection with the material weakness in our internal control over financial reporting or our failure to promptly remediate it; (2) difficult conditions in the global capital markets; (3) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (4) exposure to global financial and capital market risks, including as a result of the United Kingdom’s notice of withdrawal from the European Union, other disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (5) impact on us of comprehensive financial services regulation reform, including potential regulation of MetLife, Inc. as a non-bank systemically important financial institution, or otherwise; (6) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (7) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (8) adverse results or other consequences from litigation, arbitration or regulatory investigations; (9) unanticipated or adverse developments that could adversely affect our achieving expected operational or other benefits from the separation of Brighthouse Financial, Inc. and its subsidiaries (“Brighthouse”); (10) our equity market exposure to Brighthouse Financial, Inc. following the separation of Brighthouse; (11) liabilities, losses or indemnification obligations arising from our transitional services, investment management or tax arrangements or other agreements with Brighthouse; (12) failure of the separation of Brighthouse to qualify for intended tax-free treatment; (13) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, including failure to achieve projected operational benefit from such transactions and any restrictions, liabilities, losses or indemnification obligations arising from any transitional services or tax arrangements related to the separation of any business, or from the failure of such a separation to qualify for any intended tax-free treatment, (c) entry into joint ventures, or (d) legal entity reorganizations; (14) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (15) investment losses and defaults, and changes to investment valuations; (16) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (17) impairments of goodwill and realized losses or market value impairments to illiquid assets; (18) defaults on our mortgage loans; (19) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (20) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (21) downgrades in our claims paying ability, financial strength or credit ratings; (22) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (23) availability and effectiveness of reinsurance, hedging or indemnification arrangements, as well as any default or failure of counterparties to perform; (24) differences between actual claims experience and underwriting and reserving assumptions; (25) ineffectiveness of risk management policies and procedures; (26) catastrophe losses; (27) increasing cost and limited market capacity for statutory life insurance reserve financings; (28) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (29) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and any adjustment for nonperformance risk; (30) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (31) MetLife, Inc.’s and its subsidiary holding companies’ primary reliance, as holding companies, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (32) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (33) changes in accounting standards, practices and/or policies; (34) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (35) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (36) difficulties in marketing and distributing products through our distribution channels; (37) provisions of laws and our incorporation documents that may delay, deter or prevent takeovers and corporate combinations involving MetLife; (38) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (39) any failure to protect the confidentiality of client information; (40) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (41) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

99.1	News release of MetLife, Inc., dated February 13, 2018, announcing its results for the quarter and full year ended December 31, 2017

99.2	Quarterly Financial Supplement for the quarter ended December 31, 2017

99.3	Supplemental slide presentation for the fourth quarter and full year 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Jeannette N. Pina
	Name:	Jeannette N. Pina
	Title:	Vice President and Secretary

Date: February 13, 2018